13




                    ARTICLES OF RESTATEMENT

                               OF

                THE PRUDENTIAL SERIES FUND, INC.




     The Prudential Series Fund, Inc., a
Maryland corporation (hereinafter called the
Corporation), certifies as follows:

     (1)  The Corporation desires to restate
     its Charter as currently in effect.
     (2) The provisions set forth in these Articles of Restatement are all the provisions of the Charter currently in effect.
(3) The restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation.
(4)  The Charter is not amended by these Articles of Restatement.
(5) The post office address of the principal office of the Corporation in this State is as stated in Article IV below.
(6) The name of the Corporation's current resident agent in this State and its post office address are as stated in Article IV below.
(7) The number of Directors of the Corporation and their names are as stated in Article VI below.

Accordingly, pursuant to Section 2-608 of the Corporations and Associations Article of the Annotated Code of Maryland, the Corporation hereby restates its Charter as follows:



                          ARTICLE III

           [Reserved - Incorporator language omitted]


                          ARTICLE IIII

                              NAME

     The name of the Corporation is THE
PRUDENTIAL SERIES FUND, INC.


                          ARTICLE III

                       PURPOSE AND POWERS
III
     The purpose or purposes for which the
Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To conduct and carry on the business of an investment company of the management type.

     (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the net asset value per share of such capital stock outstanding at the time of such event.

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation.

     (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

     The Corporation shall be authorized to
exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation Law of the State of Maryland now or hereinafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                           ARTICLE IV

               PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in this State is c/o
Prentice Hall Corporate Services, 2 Hopkins
Plaza, 1300 Mercantile Bank and Trust
Building, Baltimore Maryland 21201. The name of the resident agent of the Corporation in this State is Prentice Hall Corporate
Services, and the post office address of the resident agent is 2 Hopkins Plaza, 1300
Mercantile Bank and Trust Building, Baltimore,
Maryland 21201.


                           ARTICLE V

                          CAPITAL STOCK
V
     The total number of shares of capital
stock which the Corporation has authority to issue is TWO BILLION FIVE HUNDRED MILLION
(2,500,000,000) shares of the par value of One
Cent ($0.01) per share and of the aggregate par value of Twenty Five Million Dollars
($25,000,000). The shares of the Corporation are divided among seventeen classes of capital stock (each, a "Series"), each of which is further divided into two classes (each, a "Class"), each Series and Class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any Series or Class hereinafter granted to the Board of Directors:

                                                N      N
                                                U      U
                 SERIES                         M      M
                                                B      B
                                                E      E
                                                R      R
                                                O      O
                                                F      F
                                                C      C
                                                L      L
                                                A      A
                                                S      S
                                                S      S
                                                I      I
                                                S      I
                                                H      S
                                                A      H
                                                R      A
                                                E      R
                                                S      E
                                   S
Money Market Portfolio Capital Stock      1            5,000,000
                                         7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Diversified Bond Portfolio Capital Stock  1            5,000,000
                                         7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Equity Portfolio Capital Stock            2            5,000,000
                                         9
                                         5
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Flexible Managed Portfolio Capital Stock  3            5,000,000
                                         7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Conservative Balanced Portfolio Capital   3            5,000,000
Stock                                     7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Zero Coupon Bond-2000 Portfolio Capital   1            5,000,000
Stock                                     0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Zero Coupon Bond-2005 Portfolio Capital   1            5,000,000
Stock                                     0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
High Yield Bond Portfolio Capital Stock   1            5,000,000
                                         9
                                         5
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Stock Index Portfolio Capital Stock       1            5,000,000
                                         7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Equity Income Portfolio Capital Stock     1            5,000,000
                                         7
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Natural Resources Portfolio Capital Stock 3            5,000,000
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Global Portfolio Capital Stock            7            5,000,000
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Government Income Portfolio Capital Stock 6            5,000,000
                                         5
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Prudential Jennison Portfolio Capital     1            5,000,000
Stock                                     1
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Small Capitalization Stock Portfolio      7            5,000,000
Capital Stock                             0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
Diversified Conservative Growth Portfolio 7            5,000,000
Capital Stock                             0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0
20/20 Focus Portfolio Capital Stock       7            5,000,000
                                         0
                                         ,
                                         0
                                         0
                                         0
                                         ,
                                         0
                                         0
                                         0

     Any unissued shares of capital stock not allocated to a particular Class of a particular Series may be issued in any existing Class of any existing Series, or in any new Class of any new or existing Series, each comprising such number of shares and having such designations, such powers, preferences and rights and such qualifications, limitations and restrictions as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of shares of any Class of any Series, but the number of shares of any Class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

     The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the Class or Series, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except that (1) when otherwise expressly required by the Maryland General Corporation
Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual
Series or Class; (2) only shares of the
respective Series or Class are entitled to vote on matters concerning only that Series or Class; and (3) fundamental investment policies may be changed, with respect to any Series, if such change is approved by a majority (as defined under the Investment Company Act of
1940) of the capital stock of such Series.

     Each Class of each Series of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

     (1) The shares of each Class, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

     (2) The consideration received by the Corporation for the sale of capital stock of a Class of a Series shall become part of the assets of that Series. Each share of each Class of a Series shall represent an equal proportionate interest in that Class, and each share of any Class shall be equal to each other share of that Class. Each Series shall have no interest in the assets of any other Series. Each share of each Class of a Series shall represent the same interest in the Series and have the same powers, rights, and preferences, except that:

          (i) expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular Class shall be borne solely by such Class;

          (ii) the bearing of such expenses solely by shares of each Class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such Class;

          (iii) the Class II stock shall be subject to a distribution fee pursuant to Rule 12b-1 under the Investment Company of 1940, as amended, and an administration fee as determined by the Board of Directors from time to time;

          (iv) each Class shall have exclusive voting rights on any matter submitted to shareholders that, in the judgment of the Board of Directors (which shall be conclusive), relates solely to its shareholders; and

          (v) each Class shall have separate voting rights on any matter submitted to shareholders in which, in the judgment of the Board of Directors (which shall be conclusive), the interests of one Class differ from the interests of any other Class.

     (1) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all Classes of any or all Series of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

          (i) Dividends or distributions on shares of any Class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such Class.

          (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a Class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Classes, the amount to be deemed available for distribution to the Class or Classes with the net capital gain may be reduced by the amount offset.

     (1) The assets belonging to any Class of a Series of stock shall be charged with the liabilities in respect to such Class and Series, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective Class. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more Series or Classes, and as to the allocation of such liabilities or assets to a given Series or Class or among several Series or Classes.

     (2) With the approval of a majority of the stockholders of each of the affected Classes of capital stock, the Board of Directors may transfer the assets of any Class to another Class in that Series or to a Class in another Series. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Class to which the assets were transferred in exchange for all shares of capital stock representing interests in the Class from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.


                           ARTICLE VI

             PROVISIONS FOR DEFINING, LIMITING, AND
                           REGULATING
              CERTAIN POWERS OF THE CORPORATION AND
              OF THE DIRECTORS AND STOCKHOLDERS VI

     (1) The number of Directors of the Corporation is five (5), which number may be increased or decreased pursuant to the by-laws of the Corporation but shall never be less than three (3). The names of the current Directors are:

               John R. Strangfeld
               E. Michael Caulfield
               Saul K. Fenster
               W. Scott McDonald, Jr.
               Joseph Weber

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Restatement, in the by-laws of the Corporation, in the General Corporation Law of the State of Maryland, or in the Investment Company Act of 1940, as amended.

     (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Restatement, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such rights, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and as provided in the by-laws of the Corporation.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.


                          ARTICLE VII

                           REDEMPTION

     Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and the Corporation shall redeem all shares of such capital stock tendered to it for redemption at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation, except that capital stock of any Class of any Series may be redeemed in kind with the assets of the Class if the Board of Directors deems such action desirable.


                          ARTICLE VIII

                    DETERMINATION BINDINGVIII

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.
No provision of these Articles of
Incorporation shall be effective to (a)
require a waiver of compliance with any
provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation, or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                           ARTICLE IX

                      PERPETUAL EXISTENCEIX

     The duration of the Corporation shall be perpetual.


                           ARTICLE XX

                            AMENDMENT

     The Corporation reserves the right from
time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.


     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES
FUND, INC., has caused the foregoing Articles of Restatement to be signed on its behalf by its Chairman and its corporate seal to be hereunto affixed and attested by its Secretary.

Dated the _______ day of September, 1999.

                              THE PRUDENTIAL
                              SERIES FUND,
                              INC.


                              By:
                              ________________
                              _________
                                   Name:  John
                              R. Strangfeld
                                   Title:
                              Chairman
Attest:


____________________
Lee Augsburger
Secretary

     THE UNDERSIGNED, Chairman of the Board of
THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing
Articles of Restatement, of which this
certificate is made a part, hereby
acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Restatement to be the corporate act of said
Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                              ________________
                              _________
                              Name:     John
                              R. Strangfeld
                              Title:
Chairman